UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2009

USG Corporation
 (Exact name of registrant as specified in its charter)

Delaware	1-8864	36-3329400
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 West Adams Street,Chicago, Illinois	60661-3676
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 436-4000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01      Other Events

On July 28, 2009, USG Corporation (the “Corporation”) issued a press release announcing that it has launched a private offering of $250 million aggregate principal amount of senior notes. The notes will be the unsecured obligations of the Corporation. The Corporation’s obligations under the notes will be guaranteed on a senior unsecured basis by certain of its domestic subsidiaries. The notes will be offered and sold only to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933 (the “Securities Act”) and to non-U.S. persons in accordance with Regulation S under the Securities Act.

The Corporation intends to use the net proceeds from the sale of the notes for general corporate purposes, which may include the repayment of indebtedness, working capital, capital expenditures and acquisitions.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01      Financial Statements and Exhibits.

(d)	Exhibits

99.1	– USG Corporation press release dated July 28, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USG CORPORATION
Registrant

By: /s/ Ellis A. Regenbogen
Ellis A. Regenbogen
Vice President, Associate General Counsel
and Corporate Secretary

Date: July 28, 2009

EXHIBIT INDEX

Exhibit
Number	Description

99.1	USG Corporation press release dated July 28, 2009